                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION

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                                CREDIT AGREEMENT

                            Dated as of June 22, 2006

                                      among

                         LAKES GAMING AND RESORTS, LLC,

                                as the Borrower,

                           LAKES ENTERTAINMENT, INC.,

                                  as Holdings,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,

                   as Sole Lead Arranger and Sole Book Manager

================================================================================

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                                TABLE OF CONTENTS

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Section                                                                                                            Page
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                                                       ARTICLE I
                                            DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms.........................................................................................       1
1.02     Other Interpretive Provisions.........................................................................      28
1.03     Accounting Terms......................................................................................      29
1.04     Rounding..............................................................................................      29
1.05     Times of Day..........................................................................................      29
1.06     Currency Equivalents Generally........................................................................      29

                                                       ARTICLE II
                                         THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     The Loans.............................................................................................      30
2.02     Borrowings, Conversions and Continuations of Loans....................................................      30
2.03     Prepayments...........................................................................................      32
2.04     Termination of Commitments............................................................................      34
2.05     Repayment of Loans....................................................................................      34
2.06     Interest..............................................................................................      34
2.07     Fees..................................................................................................      34
2.08     Computation of Interest and Fees......................................................................      35
2.09     Evidence of Debt......................................................................................      35
2.10     Payments Generally; Administrative Agent's Clawback...................................................      36
2.11     Sharing of Payments by Lenders........................................................................      37
2.12     Increase in Facility..................................................................................      38

                                                      ARTICLE III
                                         TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes.................................................................................................      39
3.02     Illegality............................................................................................      41
3.03     Inability to Determine Rates..........................................................................      42
3.04     Increased Costs.......................................................................................      42
3.05     Compensation for Losses...............................................................................      43
3.06     Mitigation Obligations; Replacement of Lenders........................................................      44
3.07     Survival..............................................................................................      44

                                                       ARTICLE IV
                                       CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension................................................................      44
4.02     Conditions to all Credit Extensions...................................................................      50
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                                                       ARTICLE V
                                             REPRESENTATIONS AND WARRANTIES

5.01     Existence, Qualification and Power....................................................................      51
5.02     Authorization; No Contravention.......................................................................      52
5.03     Governmental Authorization; Other Consents............................................................      52
5.04     Binding Effect........................................................................................      52
5.05     Financial Statements; No Material Adverse Effect; No Internal Control Event...........................      52
5.06     Litigation............................................................................................      53
5.07     No Default............................................................................................      54
5.08     Ownership of Property; Liens; Investments.............................................................      54
5.09     Environmental Compliance..............................................................................      55
5.10     Insurance.............................................................................................      56
5.11     Taxes.................................................................................................      56
5.12     ERISA Compliance......................................................................................      56
5.13     Subsidiaries; Equity Interests; Loan Parties..........................................................      57
5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act........................      57
5.15     Disclosure............................................................................................      58
5.16     Compliance with Laws..................................................................................      58
5.17     Intellectual Property; Licenses, Etc..................................................................      58
5.18     Solvency..............................................................................................      59
5.19     Casualty, Etc.........................................................................................      59
5.20     Collateral Documents..................................................................................      59

                                                       ARTICLE VI
                                                 AFFIRMATIVE COVENANTS

6.01     Reporting Requirements................................................................................      59
6.02     Covenant to Guarantee Obligations and Give Security...................................................      63
6.03     Compliance with Laws, Etc.............................................................................      66
6.04     Preservation of Existence, Etc........................................................................      67
6.05     Use of Proceeds.......................................................................................      67
6.06     Inspection Rights.....................................................................................      67
6.07     Maintenance of Properties, Etc........................................................................      67
6.08     Maintenance of Insurance..............................................................................      68
6.09     Obtaining of Permits, Etc.............................................................................      68
6.10     Environmental.........................................................................................      69
6.11     Further Assurances....................................................................................      69
6.12     Change in Collateral; Collateral Records..............................................................      70
6.13     Subordination.........................................................................................      70
6.14     After Acquired Real Property..........................................................................      70
6.15     Fiscal Year...........................................................................................      71
6.16     Inactive Subsidiaries.................................................................................      71
6.17     New Subsidiaries......................................................................................      71
6.18     Interest Rate Hedging.................................................................................      71
6.19     Lien Searches.........................................................................................      71
6.20     Cash Collateral Accounts..............................................................................      72
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6.21     Interest Reserve Account..............................................................................      72
6.22     Net Cash Proceeds of Management and Consulting Agreements, Management Promissory Notes................      73
6.23     Net Cash Proceeds of World Poker Collateral Shares....................................................      73
6.24     Post-Closing Obligations..............................................................................      73

                                                      ARTICLE VII
                                                   NEGATIVE COVENANTS

7.01     Liens, Etc............................................................................................      73
7.02     Indebtedness..........................................................................................      73
7.03     Fundamental Changes; Dispositions.....................................................................      73
7.04     Change in Nature of Business..........................................................................      73
7.05     Loans, Advances, Investments, Etc.....................................................................      73
7.06     Lease Obligations.....................................................................................      73
7.07     Capital Expenditures..................................................................................      74
7.08     Restricted Payments...................................................................................      74
7.09     Federal Reserve Regulations...........................................................................      75
7.10     Transactions with Affiliates..........................................................................      75
7.11     Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries........................      75
7.12     Limitation on Issuance of Equity Interests............................................................      76
7.13     Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.............      76
7.14     Investment Company Act of 1940........................................................................      76
7.15     Compromise of Accounts Receivable or Notes Receivable.................................................      76
7.16     ERISA.................................................................................................      77
7.17     Environmental.........................................................................................      77
7.18     Certain Agreements....................................................................................      77
7.19     Inactive Subsidiaries.................................................................................      77
7.20     Pokagon Account.......................................................................................      78
7.21     Ownership Change......................................................................................      78

                                                      ARTICLE VIII
                                             EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default.....................................................................................      78
8.02     Remedies upon Event of Default........................................................................      81
8.03     Application of Funds..................................................................................      81

                                                       ARTICLE IX
                                                  ADMINISTRATIVE AGENT

9.01     Appointment and Authority.............................................................................      82
9.02     Rights as a Lender....................................................................................      82
9.03     Exculpatory Provisions................................................................................      82
9.04     Reliance by Administrative Agent......................................................................      83
9.05     Delegation of Duties..................................................................................      84
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9.06     Resignation of Administrative Agent...................................................................      84
9.07     Non-Reliance on Administrative Agent and Other Lenders................................................      85
9.08     No Other Duties, Etc..................................................................................      85
9.09     Administrative Agent May File Proofs of Claim.........................................................      85
9.10     Collateral and Guaranty Matters.......................................................................      86
9.11     Withholding Taxes.....................................................................................      86

                                                        ARTICLE X
                                                   CONTINUING GUARANTY

10.01    Guaranty..............................................................................................      86
10.02    Rights of Lenders.....................................................................................      87
10.03    Certain Waivers.......................................................................................      87
10.04    Obligations Independent...............................................................................      88
10.05    Subrogation...........................................................................................      88
10.06    Termination; Reinstatement............................................................................      88
10.07    Subordination.........................................................................................      88
10.08    Stay of Acceleration..................................................................................      89
10.09    Condition of Borrower.................................................................................      89
10.10    Additional Guarantor Waivers and Agreements...........................................................      89

                                                       ARTICLE XI
                                                     MISCELLANEOUS

11.01    Amendments, Etc.......................................................................................      90
11.02    Notices; Effectiveness; Electronic Communications.....................................................      91
11.03    No Waiver; Cumulative Remedies........................................................................      93
11.04    Expenses; Indemnity; Damage Waiver....................................................................      93
11.05    Payments Set Aside....................................................................................      95
11.06    Successors and Assigns................................................................................      95
11.07    Treatment of Certain Information; Confidentiality.....................................................      98
11.08    Right of Setoff.......................................................................................      99
11.09    Interest Rate Limitation..............................................................................     100
11.10    Counterparts; Integration; Effectiveness..............................................................     100
11.11    Survival of Representations and Warranties............................................................     100
11.12    Severability..........................................................................................     100
11.13    Replacement of Lenders................................................................................     101
11.14    Governing Law; Jurisdiction; Etc......................................................................     101
11.15    Waiver of Jury Trial..................................................................................     102
11.16    No Advisory or Fiduciary Responsibility...............................................................     103
11.17    USA PATRIOT Act Notice................................................................................     103
11.18    Time of the Essence...................................................................................     104

SIGNATURES.....................................................................................................     S-1
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SCHEDULES

      1.01A        Cash Collateral Accounts
      1.01B        Excluded Debt
      1.01C        Excluded Subsidiaries
      1.01D        Existing Equity Rights
      1.01E        Inactive Subsidiaries
      1.01F        Land Transfer Agreements
      1.01G        WPT Cash Collateral Account
      1.01H        Management and Consulting Agreements
      1.01I        Management Agreement Promissory Note
      2.01         Commitments and Applicable Percentages
      2.12(e)      Conditions Precedent to Facility Increase
      4.01(a)(iv)  Mortgaged Properties
      4.01(a)(iv)  Environmental Assessment Reports
      5.05         Supplement to Interim Financial Statements
      5.06         Litigation
      5.08(b)      Existing Liens
      5.08(c)      Owned Real Property
      5.08(d)(i)   Leased Real Property (Lessee)
      5.08(d)(ii)  Leased Real Property (Lessor)
      5.08(e)      Existing Investments
      5.11         Taxes
      5.13         Subsidiaries and Other Equity Investments; Loan Parties
      5.17         Intellectual Property Matters
      6.02         Guarantors
      6.24         IP Changes and Releases
      7.01         Permitted Liens
      7.02         Existing Indebtedness
      7.11         Certain Restricted Payment Agreements
      11.02        Administrative Agent's Office, Certain Addresses for Notices
      11.06        Processing and Recordation Fees

EXHIBITS

      Form of

      A            Committed Loan Notice
      B            Note
      C            Compliance Certificate
      D            Assignment and Assumption
      E            Guaranty
      F-1          Security Agreement
      F-2          Pledge Agreement
      G            Mortgage
      H-1          Trademark Security Agreement

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

      H-2          Copyright Security Agreement
      H-3          Patent Security Agreement
      I-1          Opinion Matters - Counsel to Loan Parties
      I-1          Opinion Matters - Local Counsel to Loan Parties
      J            Project Business Plan

                                CREDIT AGREEMENT

            This CREDIT AGREEMENT ("Agreement") is entered into as of June 22, 2006, among LAKES GAMING AND RESORTS, LLC, a Minnesota limited liability company (the "Borrower"), LAKES ENTERTAINMENT, INC., a Minnesota corporation ("Holdings"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent.

                             PRELIMINARY STATEMENTS:

            The Borrower has requested that the Lenders provide a floating rate loan facility in an aggregate principal amount of $105,000,000, the proceeds of which shall be used to refinance existing indebtedness and for other general corporate purposes, to pre-fund the Interest Reserve Account and to pay fees and expenses related to this Agreement and the transactions contemplated herein, and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

            In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

            1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Account Control Agreements" has the meaning specified in Section 4.01(a)(iii)(E).

            "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

            "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Aggregate Commitments" means the Commitments of all the Lenders.

            "Agreement" means this Credit Agreement.

            "Applicable Percentage" means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by (i) on or prior to the Closing Date, such Lender's Commitment at such time and (ii) thereafter, the principal amount of such Lender's Loans at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

            "Applicable Rate" means 5.25% per annum for Base Rate Loans and 6.25% per annum for Eurodollar Rate Loans.

            "Approved Fund" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

            "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

            "Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

            "Audited Financial Statements" means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal years ended January 1, 2006, January 2, 2005 and December 28, 2003 and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto.

            "Bank of America" means Bank of America, N.A. and its successors.

            "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic condition and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

            "Borrower" has the meaning specified in the introductory paragraph hereto.

            "Borrower Materials" has the meaning specified in Section 6.01.

            "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Sections 2.01 and 2.12.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

            "Business Plan" means Holding's business plan as updated at least semi-annually and which is intended to reflect anticipated revenues and expenses related to corporate overhead for at least the following six month period, Future Projects up to $5,000,000 in the aggregate, and funds needed in the reasonable judgment of Holdings for the development, funding and operation of any Existing Projects for at least the following six month period (including guaranteed minimum payments to Indian Tribes with respect thereto) or Future Projects in accordance with the terms hereof.

            "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person.

            "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "Cash Collateral Accounts" means the accounts listed in Schedule 1.01A hereto.

            "Cash Equivalents" means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

            (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

            (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or
      (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

            (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

            (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

            "Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

            "Cash Management Bank" means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "CFC" means a Person that is a controlled foreign corporation under
Section 957 of the Code.

            "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty of any Governmental Authority, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

            "Change of Control" means an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Lyle Berman becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 33% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such "person" or "group" has the right to acquire pursuant to any option right); or

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

            (c) any Person (other than Lyle Berman) or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings, or control over the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 33% or more of the combined voting power of such securities;

            (d) Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower; or

            (e) Lyle Berman is no longer involved in the day to day operations and management of the business of Holdings (other than as a result of his death).

            "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 11.01.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means all of the "Collateral" and "Mortgaged Property" referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

            "Collateral Agent" has the meaning specified in Section 9.02(b).

            "Collateral Documents" means, collectively, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreements, the Mortgages, collateral assignments, Security Agreement Supplements, Pledge Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.02, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "Commitment" means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Subject to increase pursuant to Section 2.12, the aggregate principal amount of the initial Commitment of all Lenders will be $105,000,000.

            "Committed Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

            "Contingent Obligation" means with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any

Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "Contractual Obligation" means, as to any Person, any material provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

            "Controlling" and "Controlled" have meanings correlative thereto.

            "Copyright Security Agreements" has the meaning specified in Section 4.01(a)(v).

            "Copyright Security Agreement Supplement" has the meaning specified in the Security Agreement.

            "Corporate Aircraft Lease Agreement" means the Lease Intended as Security dated as of December 3, 1999 between Banc of America Leasing & Capital LLC and Lakes Gaming, Inc. (now known as Lakes Entertainment, Inc.) in respect of the "Aircraft" as defined therein, as amended by (a) the First Amendment to Lease Intended as Security dated as of February 11, 2000, (b) the Second Amendment to Lease Intended as Security dated as of May 12, 2000, and (c) the Third Amendment to Lease Intended as Security dated as of May 1, 2005.

            "Credit Extension" means a Borrowing.

            "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

            "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

            "Default Rate" means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

            "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

            "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

            "Dollar" and "$" mean lawful money of the United States.

            "Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority alleging (i) any actual or threatened Environmental Liability; (ii) violations of Environmental Laws; or (iii) Releases of Hazardous Materials (A) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest, (B) onto any such properties from adjoining properties or businesses, or (C) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

            "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities.

            "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. Notwithstanding the foregoing, the following are excluded as Equity Interests hereunder: (i) shares or other rights issued to officers, directors or employees of, or consultants to, Holdings or the Borrower pursuant to stock option or stock purchase plans or agreements on terms approved by their respective Boards of Directors; (ii) shares issued as a dividend or distribution; or (iii) shares (or rights to acquire shares) issued to financial institutions or equipment lessors in connection with bona fide financing transactions.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

            "Eurodollar Base Rate" has the meaning specified in the definition of Eurodollar Rate.

            "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                     Eurodollar Base Rate
            Eurodollar Rate = ------------------------------------
                              1.00 - Eurodollar Reserve Percentage

Where,

            "Eurodollar Base Rate" means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

            "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Event of Default" has the meaning specified in Section 8.01.

            "Excess Cash Amount" means, on each Excess Cash Payment Date, the amount equal to (which amount shall in no event be less than $0) (v) cash on hand on such Excess Cash Payment Date, less (w) cash or in-kind payments due in the next six months on account of any contractual or other arrangements such as (but not limited to) management and consulting agreements, promissory notes, loan agreement and other agreements with Indian Tribes or related to any Existing Projects or Future Projects in accordance with the terms hereof, less
(x) cash received by a Loan Party as a result of the incurrence of construction indebtedness in excess of the amount referred to in (w) above, less (y) the amount of cash necessary in the reasonable judgment of the Loan Parties for the development, funding, and operation of any Existing Projects or Future Projects developed over the next six months, less (z) sufficient cash which will fund six months of corporate overhead, in the case of (x), (y), and (z), in accordance with the Business Plan as in effect on the Closing Date (it being understood that a variance of up to 15% of such corporate overhead as specified in such Business Plan shall be considered an acceptable variance in the amount of such corporate overhead).

            "Excess Cash Payment Date" means the last day of each June and December during the term hereof.

            "Exchange Act" means the Securities Exchange Act 1934, as amended.

            "Excluded Debt" means (i) Indebtedness listed on Schedule 1.01B, and
(ii) notes payable to a Loan Party by an Indian Tribe, if the grant of a security interest in such notes would, in the reasonable judgment of Holdings (upon consultation with a reputable law firm with an expertise in Indian gaming matters), reasonably be expected to require the review or approval of a Governmental Authority.

            "Excluded Subsidiary" means (i) those Subsidiaries listed on
Schedule 1.01C, and (ii) any other Subsidiary formed for the purpose of being a party to or a beneficiary of a contract, instrument or other agreement with an Indian Tribe, if the grant of a security interest in the Equity Interests or certain assets of such Subsidiary would, in the reasonable judgment of Holdings (upon consultation with a reputable law firm with an expertise in Indian gaming matters), reasonably be expected to require the review or approval of a Governmental Authority.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured in whole or in part by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which the recipient has other connections (other than such connections arising solely in connection with the Loan or this Agreement, including the execution or the delivery of, performance of obligations or receipt of payment under, or enforcement of, this Agreement) or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender as a result of Laws in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender designating a new Lending Office (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

            "Existing Credit Agreement" means that certain Financing Agreement dated as of February 15, 2006 among Holdings, the subsidiaries of Holdings listed as a "Borrower" on the signature pages thereto, each other subsidiary of Holdings that is a guarantor thereof, the financial institutions from time to time party thereto and PLKS Funding, LLC, a Delaware limited liability company, as a lender and as agent for the lenders.

            "Existing Equity Rights" means the warrants and the preferred stock listed in Schedule 1.01D hereto and, in each case, the common stock into which such warrants and preferred stock are exercisable or convertible (as the case may be).

            "Existing Projects" means the Iowa Project, Jamul Project, Pawnee Project, Pokagon Project, Shingle Springs Project and Vicksburg Project.

            "Extraordinary Receipt" means any cash in excess of $500,000 in the aggregate received since the Closing Date by Holdings or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.03(b) (ii), (iii) or (iv) hereof, including, without limitation,
(i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than reimbursement of attorneys' fees and expenses), (v) condemnation awards (and payments in lieu thereof) and (vi) any purchase price adjustment received in connection with any purchase agreement. Dividends and distributions received by Holdings or any of its Subsidiaries shall be deemed to be received in the ordinary course of business.

            "Facility" means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Commitments at such time and (b) thereafter, the aggregate principal amount of the Loans of all Lenders outstanding at such time.

            "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Four Winds-Pokagon Notes" means the 10 -3/8% Senior Notes due 2014 of the Pokagon Gaming Authority.

            "FRB" means the Board of Governors of the Federal Reserve System of the United States.

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Future Project" means each project (other than the Existing Projects) publicly disclosed in Exchange Act filings after the Closing Date for the construction, development and/or management of a casino or casinos in the United States entered into in accordance with the terms herewith.

            "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American

Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

            "Governmental Authority" means the government of the United States or any other nation (including any Indian Tribe), or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

            "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

            "Guarantors" means, collectively, Holdings, the Subsidiaries of Holdings listed on Schedule 6.02 and each other Subsidiary of Holdings that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.02.

            "Guaranty" means, collectively, the Guaranty made by Holdings under
Article X in favor of the Secured Parties and the Guaranty made by the Guarantors in favor of the Secured Parties, substantially in the form of Exhibit E, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.02.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedge Bank" means the Administrative Agent or any other Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.

            "Holdings" has the meaning specified in the introductory paragraph hereto.

            "IGRA" means the Indian Gaming Regulatory Act of 1988, 25 U.S.C. Sec. 2701 et seq.

            "Inactive Subsidiaries" means the Subsidiaries listed in Schedule 1.01E hereto.

            "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations of such Person under any Swap Contract;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 120 days after the date on which such trade account was created);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

            (g) other than the Existing Equity Rights, all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

            (h) all Guarantees of such Person in respect of any of the foregoing.

            For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. Notwithstanding the foregoing, the Indebtedness of any Loan Party shall not include contractual obligations to make guaranteed minimum payments to Indian Tribes in accordance with any Project, it being understood and agreed that such obligations shall be deemed to be loans subject to the provisions of Section 7.05

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Indemnitees" has the meaning specified in Section 11.04(b).

            "Indian Tribe" means an Indian tribe or an instrumentality, component, or other Affiliate thereof.

            "Information" has the meaning specified in Section 11.07.

            "Information Memorandum" means the information memorandum dated May, 2006 used by the Arranger in connection with the syndication of the Commitments.

            "Intellectual Property Security Agreements" has the meaning specified in Section 4.01(a)(v).

            "Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

            "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (c) no Interest Period shall extend beyond the Maturity Date.

            "Interest Reserve Account" means the account of the Borrower maintained with the Administrative Agent pursuant to Section 6.21.

            "Interest Reserve Deposit" has the meaning set forth in Section
6.21.

            "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, Holdings' internal controls over financial reporting, in each case as described in the Securities Laws.

            "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or substantial all of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

            "Iowa Project" means the existing Cimarron casino and the proposed casino to be built on the land of the Indian Tribe known as the `Iowa Tribe of Oklahoma' located in the state of Oklahoma, which are the subject of the Management and Consulting Agreements set forth in Item 10, 11, 12, 13 and 17 of
Schedule 1.01H.

            "IP Rights" has the meaning specified in Section 5.17.

            "IP Security Agreement Supplement" means the Trademark Security Agreement Supplements, Copyright Security Agreement Supplements and the Patent Security Agreement Supplements.

            "IRS" means the United States Internal Revenue Service.

            "Jamul Project" means the proposed casino to be built on the Rancheria of the Indian Tribe known as `Jamul Indian Village' located near San Diego, California, which is the subject of either the Management and Consulting Agreements set forth in Items 9, 15 and 18 of Schedule 1.01H or the Development Financing and Services Agreement set forth in Item 23 of Schedule 1.01H.

            "Land Transfer Agreements" means the land transfer agreements listed on Schedule 1.01F hereto.

            "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

            "Lender" has the meaning specified in the introductory paragraph hereto.

            "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

            "Loan" means an extension of credit by a Lender to the Borrower under Article II.

            "Loan Documents" means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) each Secured Hedge Agreement and (f) each Secured Cash Management Agreement; provided that for purposes of the definition of "Material Adverse Effect" and Articles IV through IX, "Loan Documents" shall not include Secured Hedge Agreements or Secured Cash Management Agreements.

            "Loan Parties" means, collectively, the Borrower and each Guarantor.

            "Management and Consulting Agreements" means, collectively, each agreement set forth in Schedule 1.01H, and any other management, development or consulting agreement executed by a Loan Party and a third party (including an Indian Tribe) with respect to an Existing Project or a Future Project permitted in accordance with the terms hereof.

            "Management Agreement Promissory Notes" means, collectively, each promissory note set forth in Schedule 1.01I, and any other promissory note issued in favor of any Loan Party in connection with any Management and Consulting Agreement.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Holdings or Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. Notwithstanding the foregoing, in no event shall a Material Adverse Effect be caused by any adverse litigation pending or currently filed against any Loan Party that prevents or enjoins the actual construction of any of the Existing Projects.

            "Material Contract" means, with respect to any Person, (i) all contracts relating to the Projects, in that if terminated or violated could reasonably be expected to have a Material Adverse Effect and (ii) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $1,000,000 or more.

            "Maturity Date" means June 21, 2010; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

            "Measurement Period" means, at any date of determination, the most recently completed four fiscal quarters of Holdings or, if fewer than four consecutive fiscal quarters of Holdings have been completed since the Closing Date, the fiscal quarters of Holdings that have been completed since the Closing Date.

            "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

            "Mortgage" has the meaning specified in Section 4.01(a)(iv).

            "Mortgage Policy" has the meaning specified in Section
4.01(a)(iv)(B).

            "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

            "Net Cash Proceeds" means:

            (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction (or, with respect to a deferred payment, within two years after receipt of the payment) as a result of any gain or other income recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

            (b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

            "Non-Recourse Financing" means, with respect to any Project, any Indebtedness (including, without limitation, any obligations under a Swap Contract in respect thereof) (a) which is not, directly or indirectly, guaranteed by, or directly or indirectly secured by, or with respect to which the lenders thereunder do not have recourse to, any of the Equity Interests or assets of any Loan Party, and (b) with respect to which the lenders thereunder shall have been notified in writing by the borrower thereunder that they will not have any recourse to the Equity Interests or assets referred to in the preceding clause (a).

            "Note" means a promissory note made by the Borrower in favor of a Lender, evidencing Loans made by such Lender, substantially in the form of Exhibit B.

            "NPL" means the National Priorities List under CERCLA.

            "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

            "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation, organization and operating agreement and/or by-laws; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

            "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Outstanding Amount" means with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, occurring on such date.

            "Participant" has the meaning specified in Section 11.06(d).

            "Patent Security Agreements" has the meaning specified in Section 4.01(a)(v).

            "Patent Security Agreement Supplement" has the meaning specified in the Security Agreement.

            "Pawnee Guaranty" means a guaranty by, or other Contingent Obligation of, a Loan Party in a maximum amount not to exceed $15,000,000 in respect of one or more casinos in the Pawnee Project.

            "Pawnee Project " means the existing Trading Post and Travel Plaza casinos and the proposed casino to be built on the land of the Indian Tribe known as the `Pawnee Nation' located in the state of Oklahoma, which are the subject of the Management and Consulting Agreements set forth in Items 3, 4, 5, 6, 7, 8 and 16 of Schedule 1.01H.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PCAOB" means the Public Company Accounting Oversight Board.

            "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

            "Periodic Project Development Report" has the meaning specified in
Section 6.01(e).

            "Permitted Encumbrances" has the meaning given to the term "Permitted Liens" in the Mortgages.

            "Permitted Indebtedness" means

            (a) any Indebtedness owing to the Administrative Agent and any Lender under this Agreement and the other Loan Documents;

            (b) to the extent not otherwise constituting Permitted Indebtedness, any other Indebtedness listed on Schedule 7.02, and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

            (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.07, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $250,000 at any time outstanding;

            (d) Indebtedness permitted by clauses (d), (e), and (j) of the definition of "Permitted Liens";

            (e) other guaranties, other Contingent Obligations and other Indebtedness permitted under Section 7.05;

            (f) with the written consent of the Administrative Agent, Subordinated Indebtedness;

            (g) Indebtedness of any Loan Party to another Loan Party; and

            (h) Indebtedness incurred pursuant to a Non-Recourse Financing of Lakes Jamul Development, LLC and Lakes Gaming-Mississippi, LLC or another Affiliate of Holdings (the "Vicksburg Entity") in an aggregate principal amount not in excess of $600,000,000, to be incurred after the Closing
      Date: (A) in order to provide financing for Lakes Jamul Development, LLC, with respect to the construction of the Jamul Project (the "Jamul Indebtedness") which Jamul Indebtedness may be secured Liens on any secured promissory note (and collateral therefore) evidencing such construction financing and on other assets arising solely out of such project and owned by Lakes Jamul Development LLC, to which Liens the Administrative Agent will subordinate any Liens of the Administrative Agent in the same assets (other than the mortgage of the Administrative Agent in respect thereof); and (B) for the Vicksburg Entity to finance the Vicksburg Project (the "Vicksburg Indebtedness"), which Vicksburg Indebtedness may be secured by Liens on assets arising solely out of such project and owned by the Vicksburg Entity, to which Liens the Administrative Agent will subordinate any Liens of the Administrative Agent in the same assets.

            "Permitted Liens" means:

            (a) Liens securing the Obligations;

            (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 6.03;

            (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising (provided they are subordinate to the Administrative Agent's Liens on Collateral) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            (d) to the extent not otherwise constituting Permitted Liens, Liens described on Schedule 7.01, but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

            (e) (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed $1,000,000 during the term of this Agreement;

            (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

            (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

            (h) Liens securing Indebtedness permitted by subsections (b) and (c) of the definition of Permitted Indebtedness;

            (j) Liens in the Pokagon Account securing obligations of Great Lakes Gaming of Michigan, LLC, a Minnesota limited liability company, under the Pokagon Development Agreement;

            (k) other Liens securing guaranties, other Contingent Obligations and other Indebtedness permitted by subsection (e) of the definition of Permitted Indebtedness, but only to the extent such Liens exist as of the Closing Date, are thereafter granted as contemplated by or in accordance with the Business Plan, or are otherwise granted with the written consent of the Required Lenders (not to be unreasonably withheld if no Event of Default shall have occurred and be continuing);

            (l) Liens securing Indebtedness permitted by subsection (h) of the definition of Permitted Indebtedness;

            (m) any statutory or common law provision relating to bankers' Liens (or rights of set-off) incurred in the ordinary course of business for amounts that are not past due; and

            (n) Permitted Encumbrances.

            "Permitted Project Credit Support" means, any Contingent Obligation of a Loan Party which secures or guarantees any project obligation under an Existing Project (other than obligations under any financing for such Existing Project), which (a) is provided in lieu of all or any part of the obligation of such Loan Party under a Management and Consulting Agreement (in the form existing on the Closing Date) to make minimum working capital advances to the Indian Tribe party to such Management and Consulting Agreement, and (b) is expressly set forth in the Project Business Plan.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

            "Plan Reconciliation Report" shall mean a report prepared by Holdings listing the financial projections of Holdings and its Subsidiaries delivered pursuant to Section 6.01(d) for the most recent fiscal quarter of Holdings and its Subsidiaries along with actual financial results together with an summary and analysis prepared by the chief financial officer of Holdings discussing the deviations, if any.

            "Platform" has the meaning specified in Section 6.01.

            "Pledge Agreement" has the meaning specified in Section
4.01(a)(iii).

            "Pledge Agreement Supplement" has the meaning given to the term Pledge Amendment in the Pledge Agreement.

            "Pledged Debt" has the meaning specified in the Pledge Agreement but, in any event, shall exclude Excluded Debt.

            "Pledged Equity" has the meaning specified in the Pledge Agreement, but, in any event, shall exclude Equity Interests in Excluded Subsidiaries and all of the World Poker Shares directly or indirectly owned by Holdings.

            "Pledged Interests" means Pledged Debt and Pledged Equity.

            "Pokagon Account" means account number 15522000 or 5522000 maintained at US Bank National Association referred to and as defined in the Pokagon Development Agreement which at any time shall not contain an amount in the aggregate in excess of $2,500,000.

            "Pokagon Development Agreement" means that certain Third Amended and Restated Development Agreement, dated as of January 25, 2006, between the Pokagon Band of Potawatomi Indians, and Great Lakes Gaming of Michigan, LLC.

            "Pokagon Gaming Authority" means a wholly-owned unincorporated government component of the Pokagon Project, formed by the Pokagon Project to develop and operate all gaming and related business of the Pokagon Project.

            "Pokagon Management Agreement" shall mean that certain Third Amended and

Restated Management Agreement, dated as of January 25, 2006, between the Pokagon Band of Potawatomi Indians, and Great Lakes Gaming of Michigan, LLC.

            "Pokagon Project " means the proposed casino to be built on the land of the Indian Tribe known as the `Pokagon Band of Potawatomi Indians' located in New Buffalo Township, Michigan, which is the subject of the Pokagon Development Agreement and the Pokagon Management Agreement.

            "Project Business Plan" means the project business plan of Holdings, dated as of the date hereof, and attached as Exhibit J hereto which shall include all relevant information of each Project (it being understood that a variance of up to 15% of any construction financing shall be considered an acceptable variance in the amount of such construction financing), by phase, to be required in respect of each such project.

            "Projects" means the Existing Projects and the Future Projects.

            "Register" has the meaning specified in Section 11.06(c).

            "Registered Public Accounting Firm" has the meaning specified by the Securities Laws and shall be independent of Holdings as prescribed by the Securities Laws.

            "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through the soil, surface or ground water, or property.

            "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials present in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. Section 9601.

            "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

            "Required Lenders" means, as of any date of determination, Lenders holding more than 50% of the Facility on such date; provided that the portion of the Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

            "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person's stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

            "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "Secured Cash Management Agreement" means any Cash Management Agreement that is entered into by and between the Borrower and any Cash Management Bank.

            "Secured Hedge Agreement" means any interest rate Swap Contract required or permitted under Article VI that is entered into by and between the Borrower and any Hedge Bank.

            "Secured Parties" means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

            "Securities Account Control Agreements" means has the meaning specified in Section 4.01(a)(iii)(E).

            "Securities Laws" means the Securities Act of 1933, as amended, the Exchange Act, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

            "Security Agreement" has the meaning specified in Section 4.01(a)(iii).

            "Security Agreement Supplement" has the meaning given to the term Supplement in the Security Agreement.

            "Shingle Springs Project " means the proposed casino to be built on the Rancheria of the Indian Tribe known as the `Shingle Springs Band of Miwok Indians' located in El Dorado county, California, which is the subject of the Management and Consulting Agreements set forth in Items 1 and 14 of Schedule 1.01H.

            "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Holdings but excluding World Poker and the Inactive Subsidiaries.

            "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

            "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such

Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

            "Synthetic Debt" means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of "Indebtedness" or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

            "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

            "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

            "Threshold Amount" means $1,000,000.

            "Trademark Security Agreements" has the meaning specified in Section 4.01(a)(v).

            "Trademark Security Agreement Supplement" has the meaning specified in the Security Agreement.

            "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

            "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "United States" and "U.S." mean the United States of America.

            "U.S. Loan Party" means any Loan Party that is organized under the laws of one of the states of the United States and that is not a CFC.

            "Vicksburg Project " means the proposed casino to be located in Vicksburg, Mississippi.

            "World Poker" means WPT Enterprises, Inc., a Delaware corporation.

            "World Poker Collateral Shares" means the aggregate amount of World Poker Shares owned by Lakes Poker Tour, LLC less 3,000,000 World Poker Shares owned by Lakes Poker Tour, LLC.

            "World Poker Shares" means the Equity Interests of World Poker (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, reclassifications and similar events).

            "WPT Cash Collateral Account" means the blocked account maintained with the Administrative Agent and listed in Schedule 1.01G hereto.

            1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

            1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

            (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

            1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

            1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

            1.06 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the "Spot Rate" for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative

Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

                                   ARTICLE II
                      the COMMITMENTS and Credit Extensions

            2.01 The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan (consisting of one or more Borrowings) to the Borrower on the Closing Date in an amount not to exceed such Lender's Commitment. Such Borrowings shall consist of Loans made simultaneously by the Lenders in accordance with their respective Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein. It is acknowledged that the Loans are initially being made hereunder with original issue discount (such that for each $100 of the Commitments hereunder, the Borrower shall have received proceeds on the Closing Date of $99 but Loans in an amount of $100 shall be deemed to have been made) and that, subject to the terms hereof, the Borrower shall be obligated to repay to the Lenders (and interest shall accrue on) the full aggregate principal amount of the Loans outstanding hereunder calculated in accordance with the terms hereof.

            2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period", the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing

Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

            (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

            (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

            (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

            (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six Interest Periods in effect in respect of the Facility.

            2.03 Prepayments. (a) Optional. Subject to Section 2.03(c) below, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest to the date of such prepayment on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.03(a) shall be paid to the Lenders in accordance with their respective Applicable Percentages.

            (b) Mandatory. (i) Within five Business Days after financial statements have been delivered pursuant to Section 6.01(b) and the related Compliance Certificate has been delivered pursuant to Section 6.01(c), the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) 100% of the Excess Cash Amount for the fiscal year covered by such financial statements over (B) the aggregate principal amount of Loans prepaid pursuant to Section 2.03(a) (such prepayments to be applied as set forth in clause (vii) below).

            (ii) If any Loan Party or any of its Subsidiaries Disposes of any property (other than any Disposition of any property contemplated by Section 6.23 or permitted by Section 7.03) with a book value of more than $250,000 and which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses
      (vi) and (viii) below).

            (iii) Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests (other than (a) any sales or issuances of Equity Interests to another Loan Party and (b) the sale of World Poker Collateral Shares during the term of this Agreement), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (viii) below). Notwithstanding the foregoing, Holdings shall be permitted, without Borrower being obligated to make any mandatory prepayment, to sell an unlimited amount of Equity Interests of Holdings, in each case, at not less than the fair market value (it being understood that fair market value may be impacted as a result of lack of liquidity and similar market factors impacting the value of the Equity Interests sold) and such Net Cash Proceeds may be used for general corporate purposes of the Loan Parties so long as not in violation of the terms of this Agreement.

            (iv) Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (vii) below).

            (v) Upon any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clause (ii), (iii) or (iv) of this Section 2.03(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (vi) and (viii) below).

            (vi) Subject to Section 2.03(c) below, upon the occurrence of a Change of Control, the Borrower shall immediately prepay the entire aggregate principal amount of Loans and all accrued and unpaid interest thereon.

            (vii) Notwithstanding any of the other provisions of clause (ii),
      (iii), (iv), (v) or (vi) of this Section 2.03(b), so long as no Default shall have occurred and be continuing, if, on any date on which a prepayment would otherwise be required to be made pursuant to clause (ii),
      (iii), (iv), (v) or (vi) of this Section 2.03(b), the aggregate amount of Net Cash Proceeds required by such clause to be applied to prepay Loans on such date is less than or equal to $1,000,000, the Borrower may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required under clause (ii), (iii),
      (iv), (v) or (vi) of this Section 2.03(b) to be applied to prepay Loans exceeds $1,000,000. Upon the occurrence of a Default during any such deferral period, the Borrower shall immediately prepay the Loans in the amount of all Net Cash Proceeds received by the Borrower and other amounts, as applicable, that are required to be applied to prepay Loans under this Section 2.03(b) (without giving effect to the first sentences of this clause (vii)) but which have not previously been so applied.

            (viii) The Administrative Agent will promptly notify each Lender of its receipt of each such prepayment, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage). Each prepayment of the outstanding Loans pursuant to this
      Section 2.03(b) shall be paid to the Lenders in accordance with their respective Applicable Percentages

            (c) Prepayment Premium. In the event all or any portion of the Loans are repaid for any reason pursuant to Section 2.03(a) or clauses (iii), (iv) and
(vi) of Section 2.03(b) (but, for the avoidance of doubt, not Sections 3.02 and 3.04) prior to the fourth anniversary of the Closing Date, such repayments will be made at (i) 101.0% of the amount repaid if such repayment occurs on or prior to the first anniversary of the Closing Date, (ii) 102.0% of the amount repaid if such repayment occurs after the first anniversary of the Closing Date, but on or prior to the second anniversary of the Closing Date, (iii) 103.0% of the amount repaid if such repayment occurs after the second anniversary of the Closing Date, but on or prior to the third anniversary of the Closing Date, and
(iv) 104.0% of the amount repaid if such repayment occurs after the third anniversary of the Closing Date, but on or prior to the fourth anniversary of the Closing Date. No premium will apply with respect to any other prepayments of the Loans.

            2.04 Termination of Commitments. Subject to Section 2.12, the aggregate Commitments shall be automatically and permanently reduced to zero on the date of the Borrowing.

            2.05 Repayment of Loans. The Borrower shall repay to the Lenders the aggregate principal amount of all Loans outstanding on the Maturity Date.

            2.06 Interest. (a) Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

            (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

            (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

            2.07 Fees.

            (a) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times agreed in writing on or prior to the Closing Date. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            (b) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            2.08 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            2.09 Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

            2.10 Payments Generally; Administrative Agent's Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

            (b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section
2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, in the case of a payment to be made by such Lender, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing.

            A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

            (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

            (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

            (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

            (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied
(i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of the Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of the Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

            (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

            Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

            2.12 Increase in Facility. (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Loans by an amount (for all such requests) not exceeding $25,000,000; provided that (i) any such request for an increase shall be in an amount which is a multiple of $12,500,000, and (ii) the Borrower may make a maximum of two such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

            (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Loans and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender's Applicable Percentage) of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Loans.

            (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

            (d) Effective Date, Allocations and Interest. If the Loans are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. The principal amount of such additional Loans shall be payable on the Maturity Date. Such amendment may be signed by the Administrative Agent on behalf of the Lenders.

            (e) Conditions to Effectiveness of Increase. As conditions precedent to such increase, (1) the Borrower shall deliver to the Administrative Agent a certificate of each Loan

Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.12, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.01, and (B) no Default exists, (2) the conditions precedent set forth on Schedule 2.12(e) shall have been satisfied and (iii) to the extent the interest rate applicable to the increase in Loans shall be greater than the equivalent interest rate that may, under any circumstances, be payable with respect to the initial Loans hereunder, the Applicable Margin with respect to the initial Loans hereunder shall be increased such that the interest rate applicable to the initial Loans equals the equivalent interest rate applicable to the increase in Loans. The additional Loans shall be made by the Lenders participating therein pursuant to the procedures set forth in Section 2.02.

            (f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.11 or 10.01 to the contrary.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

            3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or Holdings hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Person shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable by Borrower or Holdings shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or Holdings, as the case may be, shall make such deductions and (iii) the Borrower or Holdings, as the case may be, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrower and Holdings. Without limiting the provisions of subsection (a) above, the Borrower and Holdings shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrower and Holdings. The Borrower and Holdings shall, jointly and severally, indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (together with reasonable supporting documentation) delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Administrative Agent and Lender receiving an indemnification payment under this subsection (c) shall, at Borrower's request and expense, reasonably cooperate with Borrower in attempting to obtain a refund of the Taxes so indemnified if the Borrower believes in good faith that such Taxes were not legally imposed or asserted by the Governmental Authority; provided, however, that under no circumstances shall the Administrative Agent or any Lender be required to share with the Borrower or provide to the Borrower any information that they consider confidential.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or Holdings, as the case may be, to a Governmental Authority, the Borrower or Holdings, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower or Holdings, as the case may be, is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and Holdings (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and reasonably requested by the Borrower, Holdings or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower, Holdings or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, Holdings or the Administrative Agent as will enable the Borrower, Holdings or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower, Holdings and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower, Holdings or the Administrative Agent, but only if such Foreign Lender is legally entitled to do
so), two copies of whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such

      Foreign Lender is not (1) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of the Borrower or Holdings within the meaning of section 881(c)(3)(B) of the Code, or (3) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or

            (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

            (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or Holdings, as the case may be, or with respect to which the Borrower or Holdings, as the case may be, has paid additional amounts pursuant to this Section, it shall promptly pay to the Borrower or Holdings, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Holdings under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or Holdings, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, Holdings or any other Person.

            3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

            3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a Committed Loan Notice for a Borrowing of Base Rate Loans in the amount specified therein.

            3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate); or

            (ii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

            (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (c) Certificates for Reimbursement. A certificate of a Lender setting forth (together with reasonable supporting documentation) the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

            3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

            (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

            3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the

Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender, upon request by Borrower, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

            3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO Credit Extensions

            4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

            (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

                  (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                  (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

                  (iii) a security agreement, in substantially the form of
            Exhibit F-1 (the "Security Agreement") and a pledge agreement, in substantially the form of Exhibit F-2 (the "Pledge Agreement"), together with each other pledge agreement and security agreement and pledge agreement supplement and security agreement supplement delivered pursuant to Section 6.02, in each case as amended, the "Security Agreements"), duly executed by each Loan Party, together with:

                        (A) certificates representing the Pledged Equity
                  referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                        (B) proper Financing Statements in form appropriate for
                  filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (C) completed requests for information, dated on or
                  before the date of the initial Credit Extension, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                        (D) evidence of the completion of all other actions,
                  recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby,

                        (E) the account control agreements ("Account Control
                  Agreements") and the securities account control agreements ("Securities Account Control Agreements"), in each case as referred to in the Security Agreement and duly executed by the appropriate parties, and

                        (F) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements);

                  (iv) deeds of trust, trust deeds, deeds to secure debt,
            mortgages, leasehold mortgages and leasehold deeds of trust, in substantially the form of Exhibit G (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) and covering the properties listed on
            Schedule 4.01(a)(iv) (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 6.02, in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                        (A) evidence that counterparts of the Mortgages have
                  been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the

                  Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid (the Administrative Agent shall be satisfied that, to the extent a property the subject of a Mortgage is not subject to a Land Transfer Agreement, if the Administrative Agent exercises remedies under any Mortgage, upon acceleration, if any, of the Obligations under the Facility, the Administrative Agent may foreclose and sell to a third party free and clear of any interest under any Indian Tribe party to any Material Contract),

                        (B) fully paid Chicago Title Insurance Company and/or
                  Fidelity National Title Company title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics' and materialmen's Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                        (C) existing form surveys, for which all necessary fees
                  (where applicable) have been paid, and dated no more than 30 days before the day of the initial Credit Extension, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

                        (D) copies of all existing environmental site assessment
                  reports (such as "Phase I" reports) and such other existing documents (as identified on Schedule 4.01(a)(iv)(D) hereto) describing the current environmental condition of the properties described in the Mortgages, each in form and substance acceptable to the Administrative Agent,

                        (E) estoppel and consent agreements, in form and
                  substance satisfactory to the Administrative Agent, executed by each of the lessors of the leased real properties listed on
                  Schedule 5.08(d)(i), along with (1) a
                  memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent,

                        (F) evidence of the insurance required by the terms of
                  the Mortgages, and

                        (G) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken;

                  (v) (A) a trademark security agreement, in substantially the form of Exhibit H-1 (together with each other trademark security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the "Trademark Security Agreement"), (B) a copyright security agreement, in substantially the form of Exhibit H-2 (together with each other copyright security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the "Copyright Security Agreement") and (C) a patent security agreement, in substantially the form of Exhibit H-3 (together with each other patent security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the "Patent Security Agreement" and, together with the Trademark Security Agreement and the Copyright Security Agreement, the "Intellectual Property Security Agreements"), in each case, duly executed by each relevant Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreements has been taken;

                  (vi) such certificates of resolutions or other action,
            incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

                  (vii) such documents and certifications as the Administrative
            Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (viii) a favorable opinion of Gray Plant Mooty, counsel to the
            Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I-1 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (ix) a favorable opinion of local counsel to the Loan Parties in New York, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I-2 and such other matters concerning the relevant Loan Parties and the relevant Loan Documents as the Required Lenders may reasonably request;

                  (x) the Project Business Plan, in form and substance
            satisfactory to the Administrative Agent;

                  (xi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (xii) a certificate signed by a Responsible Officer of the
            Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                  (xiii) certificates attesting to the Solvency of each Loan
            Party, from its chief financial officer;

                  (xiv) copies of all existing environmental site assessment reports (such as "Phase I" reports) and such other existing documents (as identified on Schedule 4.01(a)(xiv) hereto) describing the current environmental condition of all properties operated or managed by any Loan Parties or their Subsidiaries (other than the properties described in the Mortgages, which are addressed under
            Section 4.01(a)(iv) above), each in form and substance acceptable to the Administrative Agent;

                  (xv) certified copies of each employment agreement and other compensation arrangement with each executive officer of any Loan Party or any of its Subsidiaries as the Administrative Agent shall request;

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

                  (xvi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

                  (xvii) a duly completed Compliance Certificate as of the last day of the fiscal quarter of Holdings ended April 2, 2006, signed by chief executive officer, chief financial officer, treasurer or controller of Holdings;

                  (xviii) evidence that the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, released;

                  (xix) a copy of the Management and Consulting Agreements
            certified by a Responsible Officer;

                  (xx) a certified copy of the duly executed release agreement between Great Lakes Gaming of Michigan, LLC , Holdings and U.S. Bank, National Association in its capacity as trustee for the Four Winds-Pokagon Notes and a certificate of a Responsible Officer confirming such agreement is in full force and effect; and

                  (xxi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or any Lender reasonably may require.

            (b) (i) All fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

            (c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent), in each case, on such terms as separately agreed between the Borrower and the Arranger.

            (d) The Closing Date shall have occurred on or before June 22, 2006.

            (e) All of the information made available to the Administrative Agent prior to June 22, 2006 shall be complete and correct in all material respects; and no changes or developments shall have occurred, and no new or additional information shall have been received or discovered by the Administrative Agent or the Lenders regarding Holdings and its Subsidiaries after January 1, 2006 that (A) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (B) purports to adversely affect the Facility, nothing shall have come to the attention of the Lenders to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect.

            (f) The Administrative Agent shall be satisfied with the Borrower's cash management arrangements (it being acknowledged that the cash management arrangements in place as of June 22, 2006 shall be satisfactory for the purposes of this condition precedent).

            (g) The issuer of the Four Winds-Pokagon Notes shall have received not less than $300,000,000 in gross cash proceeds from the issuance of such notes.

            (h) The Lenders shall be satisfied with the Borrower's management (it being acknowledged that the management in place as of May 1, 2006 shall be satisfactory for the purposes of this condition precedent).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

            4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

            (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively.

            (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

            (c) The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

            (d) The Administrative Agent shall have received the most recent Plan Reconciliation Report.

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

            (e) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

            Each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

            5.01 Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as currently conducted and
(ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

            5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than pursuant to any Loan Document) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

            5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

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

            5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to laws or judicial decisions relating to or generally affecting the rights of creditors or lenders and by general principles of equity.

            5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Holdings as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

            (b) The unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries dated April 2, 2006, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

            (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

            (d) To the best knowledge of Holdings, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries on a consolidated basis.

            (e) The consolidated and consolidating pro forma balance sheets of Holdings and its Subsidiaries as at April 2, 2006, and the related consolidated and consolidating pro forma statements of income and cash flows of Holdings and its Subsidiaries for the 12 months then ended, certified by the chief financial officer or treasurer of the Borrower, copies of which have been furnished to each Lender, fairly present the consolidated and consolidating pro forma financial condition of Holdings and its Subsidiaries as at such date and the consolidated and consolidating pro forma results of operations of Holdings and its Subsidiaries for the period ended on such date, all in accordance with GAAP.

            (f) The consolidated and consolidating forecasted balance sheetS, statements of income and cash flows of Holdings and its Subsidiaries delivered pursuant to Section 6.01(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Holdings' best estimate of its future financial condition and performance.

            5.06 Litigation. Except as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the best of Holdings' knowledge, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or
(b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

            5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

            5.08 Ownership of Property; Liens; Investments. (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business as currently conducted, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than (i) Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01 and (ii) obligations to convey properties to Indian Tribes pursuant to the Land Transfer Agreements.

            (c) Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by each Loan Party and each of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book value thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (d) (i) Schedule 5.08(d)(i) sets forth a complete and accurate list of all material leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (ii) Schedule 5.08(d)(ii) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessor, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

            (e) Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            5.09 Environmental Compliance. Except as set forth in Schedule 5.09
(a) the Loan Parties and their respective Subsidiaries are each in compliance with existing Environmental Laws and have obtained and maintain all necessary permits, consents or authorizations required under Environmental Laws ("Environmental Permits") for the conduct of their respective businesses except for such noncompliance or failure to obtain Environmental Permits as could not reasonably be expected, individually or in the aggregate, to result in Environmental Liability in excess of $500,000. Compliance by the Loan Parties or their Subsidiaries with all current and reasonably foreseeable future requirements of Environmental Laws could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (b) none of the Loan Parties or their respective Subsidiaries (and their respective businesses, assets or properties) is subject to any order or directive from any Governmental Authority imposing Environmental Liability or to any pending or, to the knowledge of Holdings, any Loan Party or their Subsidiaries, threatened judicial or administrative proceeding asserting any Environmental Liability that, in either case, would reasonably be expected, individually or in the aggregate, to result in Environmental Liability in excess of $500,000. Neither Holdings, the Loan Parties or their Subsidiaries has knowledge of existing facts or circumstances that could reasonably be expected to lead to the assertion of any such Environmental Liability;

            (c) none of the properties owned or operated by any Loan Party or any of their Subsidiaries or, to the best knowledge of Holdings, any Loan Party or their Subsidiaries, any property subject to a Management and Consulting Agreement, is listed or, to the knowledge of any Loan Party, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of any Loan Party, is adjacent to any such property;

            (d) Hazardous Materials have not been Released (i) by any person on any property currently owned or operated by any Loan Party or any of its Subsidiaries or (ii) by any Loan Party or their Subsidiaries or, to the best knowledge of Holdings, any Loan Party or their Subsidiaries, on any property subject to a Management and Consulting Agreement, on any other property (whether or not currently owned, operated or managed by a Loan Party) that, in either case, would reasonably be expected to require any Loan Party to complete a Remedial Action or otherwise result in Environmental Liability in excess of $500,000;

            (e) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property subject to a Management and Consulting Agreement or during the term of any ownership, operation or management by any Loan Party or their Subsidiaries, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries that, in either case, would reasonably be expected to require any such Loan Party to complete a Remedial Action or otherwise result in Environmental Liability in excess of $500,000;

            (f) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best knowledge of Holdings, any Loan Party or their Subsidiaries, on any property subject to a Management and Consulting Agreement, in any form or condition that would reasonably be expected to require any such Loan Party to complete a Remedial Action or otherwise result in Environmental Liability in excess of $500,000; and

            (g) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any Remedial Action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from any property either currently owned or operated by any Loan Party or any of its Subsidiaries or any property formerly owned or operated by any Loan Party or any of its Subsidiaries (solely with respect to the time such property was owned or operated by any Loan Party or any of its Subsidiaries), have been disposed of in a manner not reasonably expected to result in material Environmental Liability.

            5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

            5.11 Taxes. Except as set forth on Schedule 5.11, Holdings and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

            5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

            5.13 Subsidiaries; Equity Interests; Loan Parties. No Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule
5.13 and the Inactive Subsidiaries, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule
5.13 free and clear of all Liens except those created under the Collateral Documents. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its organization. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(vii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

            5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

            (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

            5.15 Disclosure. Holdings has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, in either case, that individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or forecasted financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.17 Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, non-governmental licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and Schedule 5.17 sets forth a complete and accurate list as of the Closing Date of all such IP Rights owned or used by each Loan Party and each of its Subsidiaries. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any

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rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            5.18 Solvency. After giving effect to the transactions contemplated hereby and immediately before and after giving effect to the Borrowings contemplated by Section 2.01, the Loan Parties together with their Subsidiaries are, on a consolidated basis, Solvent.

            5.19 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            5.20 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

            So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing, Holdings and the Borrower will, and will cause each other Loan Party to (unless the requirement hereunder is expressly that of Holdings or the Borrower):

            6.01 Reporting Requirements. Furnish, through electronic mail, facsimile, or delivery, to the Administrative Agent:

            (a) as soon as available and in any event within 45 days after the end of each fiscal quarter of Holdings and its Subsidiaries commencing with the first fiscal quarter of Holdings and its Subsidiaries ending after the Closing Date, unaudited consolidated and unaudited consolidating balance sheets, unaudited consolidated and unaudited consolidating statements of operations and retained earnings and unaudited consolidated and unaudited consolidating statements of cash flows of Holdings and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding fiscal year of Holdings and its Subsidiaries and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding fiscal year of Holdings and its Subsidiaries, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting, in all material respects, the financial position of Holdings and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of Holdings and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of

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Holdings and its Subsidiaries furnished to the Administrative Agent and the
Lenders, subject to normal year-end adjustments;

            (b) as soon as available, and in any event within 90 days after the end of each fiscal year of Holdings and its Subsidiaries, audited consolidated and unaudited consolidating balance sheets, audited consolidated and unaudited consolidating statements of operations and retained earnings and audited consolidated and unaudited consolidating statements of cash flows of Holdings and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by Holdings and satisfactory to the Administrative Agent (which opinion shall be without (A) a "going concern" or like qualification or exception, or (B) any qualification or exception as to the scope of such audit, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof);

            (c) simultaneously with the delivery of the financial statements of Holdings and its Subsidiaries required by clauses (a) and (b) of this Section 6.01, a certificate of a Responsible Officer of Holdings stating that such Responsible Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Holdings and its Subsidiaries during the period covered by such financial statements with a view to determining whether Holdings and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Responsible Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which Holdings and its Subsidiaries propose to take or have taken with respect thereto;

            (d) (A) as soon as available and in any event not later than 60 days prior to the end of each fiscal year of Holdings and its Subsidiaries, financial projections, supplementing and superseding the financial projections in the Project Business Plan, prepared on a monthly basis and otherwise in form and substance satisfactory to the Administrative Agent, for the immediately succeeding fiscal year for Holdings and its Subsidiaries and (B) as soon as available and in any event not later than 30 days prior to the end of each fiscal quarter of Holdings and its Subsidiaries, financial projections, supplementing and superseding the financial projections referred to in the Project Business Plan, prepared on a monthly basis and otherwise in form and substance satisfactory to the Administrative Agent, for each remaining quarterly period in such fiscal year of Holdings and its Subsidiaries, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by Holdings to be reasonable at the time made and from the best information then available to Holdings;

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

            (e) as soon as available and in any event within 30 days of the end of each fiscal quarter of Holdings and its Subsidiaries, a (x) Periodic Project Development Report (which shall include the same general type of information as in the Project Business Plan in addition to an update with respect to each Future Project (a "Periodic Project Development Report"), and all such Periodic Project Development Reports to be reasonably acceptable to the Administrative Agent, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by Holdings to be reasonable at the time made and from the best information then available to Holdings and consistent with all Exchange Act filings and (y) a Plan Reconciliation Report.

            (f) as soon as possible, and in any event within 3 days after the occurrence of a breach under or a termination of any of the Management and Consulting Agreements, any other loan agreement or other agreement with Indian Tribes, or any Material Contract, in each case by any party thereto, the written statement of a Responsible Officer of Holdings setting forth the details of breach or termination and the action which the affected Loan Party proposes to take with respect thereto;

            (g) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

            (h) as soon as possible, and in any event within 3 days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of a Responsible Officer of Holdings setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

            (i) (A) as soon as possible and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that
(1) any Reportable Event with respect to any Pension Plan has occurred, (2) any other ERISA Event with respect to any Pension Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Pension Plan, a statement of a Responsible Officer of Holdings setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the IRS if requested by the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Code has not been made when due with respect to a Pension Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any

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

ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

            (j) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

            (k) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

            (l) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;

            (m) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

            (n) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

            (o) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as the Administrative Agent may from time to time may reasonably request.

            The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof;
(x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the

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Administrative Agent, the Arranger and the Lenders to treat such Borrower
Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

            6.02 Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Subsidiary (other than an Excluded Subsidiary, any CFC or a Subsidiary that is held directly or indirectly by a CFC) by any Loan Party, at the Borrower's expense:

            (i) within 10 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

            (ii) within 10 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail satisfactory to the Administrative Agent,

            (iii) within 15 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Interests in and of such Subsidiary, and other instruments of the type specified in
      Section 4.01(a)(iii)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties,

            (iv) within 30 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP

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

      Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.02, enforceable against all third parties in accordance with their terms,

            (v) within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and

            (vi) as promptly as practicable after such formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition (A) in the case of real property with a Current Value of less than $500,000, existing title reports, surveys and engineering, soils and other reports, and existing environmental assessment reports and (B) in the case of real property with a Current Value greater than or equal to $500,000, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that, in each case, to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

            (b) Upon the acquisition of any property by any Loan Party (other than After Acquired Property with a Current Value of less than $500,000, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, at the Borrower's expense:

            (i) within 10 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

            (ii) within 15 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

            (iii) within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the

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

      Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

            (iv) within 60 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and

            (v) as promptly as practicable after any acquisition of a real property, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to such real property (A) in the case of real property with a Current Value of less than $500,000, existing title reports, surveys and engineering, soils and other reports, and existing environmental assessment reports and (B) in the case of real property with a Current Value greater than or equal to $500,000, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that, in each case, to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent,

            (c) Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, at the Borrower's expense and with respect to any or all Collateral the subject of the Loan Documents:

            (i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent,

            (ii) within 15 days after such request, duly execute and deliver, and cause each Loan Party (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

            (iii) within 30 days after such request, take, and cause each Loan Party to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to

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

      the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.02, enforceable against all third parties in accordance with their terms,

            (iv) within 60 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and

            (v) as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the Borrower and its Subsidiaries, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

            (d) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements.

            6.03 Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws (including, without limitation, IGRA and any regulations promulgated thereunder by the National Indian Gaming Commission pursuant thereto, the tribal-state gaming compact in any relevant state and any regulations referenced therein, and any other federal or state law that relates or applies to Indian gaming and any federal or state law that relates or applies to on-line gaming), rules, regulations, orders (including, without limitation, all Environmental Laws judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

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

            6.04 Preservation of Existence, Etc. Except as otherwise permitted by Section 7.03, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified (except where failure to be so qualified could not reasonably be expect to give rise to a Material Adverse Effect) and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

            6.05 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes of any Loan Party not in contravention of any Law or of any Loan Document.

            6.06 Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of the Administrative Agent at any time and from time to time during normal business hours and upon reasonable advance notice (it being understood that during the continuance of an Event of Default such notice may be shorter), at the expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives; provided, that the prior approval of the Borrower (which approval shall not be unreasonably withheld) shall be required for any such agents or representatives of the Administrative Agent to test or sample soils, ground water, surface water, sediments or discharges at such properties. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Administrative Agent in accordance with this Section 6.06.

            6.07 Maintenance of Properties, Etc. Except as otherwise permitted by Section 7.03, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply in all material respects, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

            6.08 Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Administrative Agent. All policies covering the Collateral are to be made payable to the Administrative Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-

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contributory "lender" or "secured party" clause and are to contain such other provisions as the Administrative Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Administrative Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Administrative Agent and such other Persons as the Administrative Agent may designate from time to time, and shall provide that the insurer shall endeavor to give not less than 30 days' prior written notice to the Administrative Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Administrative Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Administrative Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

            6.09 Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business including, making modifications to any Management and Consulting Agreements requested by the Chairman of the National Indian Gaming Commission for the purposes of ensuring any material permit, license, authorization, approval, entitlement and accreditation remains in full force and effect.

            6.10 Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Administrative Agent any documentation of such compliance which the Administrative Agent may reasonably request; (iii) provide the Administrative Agent written notice within five (5) Business Days of its or any of its Subsidiaries' discovery, or receipt of notice, of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned, operated or managed by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) provide the Administrative Agent with written notice within ten (10) Business Days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Administrative Agent and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the generation, presence, disposal, Release or threatened Release of any Hazardous Materials by any Loan Party, their Subsidiaries, their business or operations or on, under, in, originating or

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emanating from any property owned or operated by any Loan Party or any of its
Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence or Release of such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials, (D) any violation of any Environmental Law by any Loan Party or Subsidiaries or their businesses or operations and/or
(E) any Environmental Action filed against the Administrative Agent or any Lender relating to any of the foregoing.

            6.11 Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Administrative Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens, subject to Permitted Liens, any of the Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Administrative Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes the Administrative Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes the Administrative Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

            6.12 Change in Collateral; Collateral Records. (i) Give the Administrative Agent not less than 30 days' prior written notice of any change in the location of any Collateral and with respect to which the Administrative Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Administrative Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Administrative Agent for the benefit of the Lenders from time to time, solely for the Administrative Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Administrative Agent may reasonably require, designating, identifying or describing the Collateral.

            6.13 Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Obligations owing to the Administrative Agent and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Administrative Agent.

            6.14 After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any fee-owned interest (whether fee or leasehold) in any real

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property (wherever located) (each such fee-owned interest being an "After
Acquired Property") with a Current Value (as defined below) individually in excess of $500,000, immediately so notify the Administrative Agent, setting forth with specificity a description of the fee-owned interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Administrative Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below. Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to the Administrative Agent the following, each in form and substance satisfactory to the Administrative Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form;
(ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Administrative Agent, desirable to create and perfect a valid and enforceable first priority lien (subject to Permitted Liens) on the property purported to be covered thereby or to otherwise protect the rights of the Administrative Agent and the Lenders thereunder, (iii) a Mortgage Policy, (iv) a survey of such real property, certified to the Administrative Agent and to the issuer of the Mortgage Policy by a licensed professional surveyor reasonably satisfactory to the Administrative Agent, (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Administrative Agent by a company reasonably satisfactory to the Administrative Agent, and (vi) such other documents or instruments (including guarantees and opinions of counsel) as the Administrative Agent may reasonably require. The Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section.

            6.15 Fiscal Year. Maintain the existing fiscal year-end of Holdings and its Subsidiaries.

            6.16 Inactive Subsidiaries. In the event the Inactive Subsidiaries have assets, the aggregate fair market value of which exceeds $100,000, cause one or more Inactive Subsidiaries to execute and deliver a Guaranty to the Administrative Agent such that the aggregate fair market value of the assets of the remaining Inactive Subsidiaries does not exceed $100,000. Upon delivery of such Guaranty, such Inactive Subsidiary shall be deemed to be a Subsidiary and a Loan Party.

            6.17 New Subsidiaries. In the event a Loan Party shall create, form, acquire or otherwise own an additional or new Subsidiary, Holdings shall give notice to the Administrative Agent of its creation, formation, acquisition or other ownership such new Subsidiary. If such Subsidiary is formed for the purpose of being a party to or a beneficiary of a contract, instrument or other agreement with an Indian Tribe and Holdings desires that such new Subsidiary be an Excluded Subsidiary, then such notice shall contain a representation of Holdings that Holdings has consulted with a reputable counsel with an expertise in Indian gaming matters and that upon advice of such counsel, a pledge of the Equity Interests of such new Subsidiary would reasonably be expected to require the review or approval of an Indian gaming authority.

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            6.18 Interest Rate Hedging. Within 45 days after the Closing Date, enter into and maintain at all times thereafter, interest rate Swap Contracts with Persons acceptable to the Administrative Agent, covering a notional amount of (a) not less than 100% of the aggregate outstanding Indebtedness for borrowed money, and providing for such Persons to make payments thereunder for an initial period of no less than 18 months and (b) thereafter, not less than 50% of the aggregate outstanding Indebtedness for borrowed money, and providing for such Persons to make payments thereunder.

            6.19 Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.

            6.20 Cash Collateral Accounts. Maintain, and cause each of the other Loan Parties to maintain, all Cash Collateral Accounts with Bank of America or another commercial bank located in the United States as determined by the Borrower, which has accepted the assignment of such accounts to the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of the Security Agreement.

            6.21 Interest Reserve Account.

            (a) On the Closing Date, the Borrower shall deposit $19,000,000 in the Interest Reserve Account in order to fund the first 18 months of interest under the Loans (such amount, the "Interest Reserve Deposit"). The Interest Reserve Deposit shall on a quarterly basis be rebalanced to take into account reduced or increased interest costs, in a manner satisfactory to the Administrative Agent and the Borrower, and for the purpose of calculating the Interest Reserve Deposit for any period, the Eurodollar Rate for a three-month Interest Period available on the last Business Day of each quarter shall be used with respect to each Eurodollar Rate Loan, subject to any Secured Hedge Agreement entered into in connection with Section 6.18.

            (b) The Interest Reserve Deposit shall be increased on the last Business Day of each quarter to the extent that the Borrower has not complied with the requirements set forth in Section 6.18 by depositing additional amounts in the Interest Reserve Account in an amount equal to the product of (i) a composite per annum rate calculated from (x) the Eurodollar Rate for the twelve-month Interest Period available on the last Business Day of such quarter minus (y) the Eurodollar Rate for the three-month Interest Period available on the last Business Day of such quarter times (ii) all outstanding Loans that are not subject to Interest Rate Protection pursuant to Section 6.18.

            (c) The Borrower shall be entitled to make withdrawals from the Interest Reserve Account (i) to make scheduled interest payments on the Loans,
(ii) to make payment on the outstanding principal amount of, and accrued interest on, the Loans on the Maturity Date, or, if the Loans become due and payable in full earlier than the Maturity Date due to acceleration or otherwise, on such date of maturity, and (iii) on the last Business Day of each quarter in respect of amounts therein that are in excess of those required to be on deposit at such time.

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Additionally, the Interest Reserve Account shall be subject to a first priority lien pursuant to the Security Agreement in favor of the Administrative Agent on behalf of the Lenders.

            6.22 Net Cash Proceeds of Management and Consulting Agreements, Management Promissory Notes. Immediately upon the receipt thereof, the Borrower shall deposit in the Cash Collateral Accounts all Net Cash Proceeds it or any other Loan Party receives pursuant to (i) any Management and Consulting Agreement, and (ii) any Management Promissory Note.

            6.23 Net Cash Proceeds of World Poker Collateral Shares. Immediately upon the receipt thereof, the Borrower shall deposit in the WPT Cash Collateral Account all Net Cash Proceeds it or any other Loan Party receives upon any Disposition of World Poker Collateral Shares.

            6.24 Post-Closing Obligations.

            (a) Each of Holdings and Borrower shall use its commercially reasonable efforts to effect the patent, trademark and copyright changes or releases listed on Schedule 6.24 hereto within 60 days of the Closing Date (or as soon as practicable thereafter).

            (b) Borrower shall execute all documents, provide all necessary information and do all things requested by the Administrative Agent to open and establish the WPT Cash Collateral Account within 3 Business Days of the Closing Date.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

            So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

            7.01 Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.

            7.02 Indebtedness.

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            (a) Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

            (b) Forgive any Indebtedness owed to any Loan Party on the date hereof except (i) in the ordinary course of business and consistent with past practice or (ii) if otherwise consented to by the Required Lenders.

            7.03 Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

            (a) any wholly-owned Subsidiary of any Loan Party (other than the Borrower) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Administrative Agent at least 60 days' prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) if not a Loan Party, the surviving Subsidiary, if any, is a party to a Guaranty and a Security Agreement and the Equity Interests of which Subsidiary (other than an Excluded Subsidiary) is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

            (b) any Loan Party and its Subsidiaries may (A) sell inventory in the ordinary course of business, and (B) dispose of obsolete or worn-out equipment in the ordinary course of business;

            (c) (A) Holdings may sell any number of shares of the Equity Interests of Holdings and (B) notwithstanding any provision in any Loan Document to the contrary, unless, a Default or Event of Default shall have occurred and be continuing, the Loan Parties may sell World Poker Shares (so long as the Net Cash Proceeds of any sale of World Poker Collateral Shares shall be applied in accordance with Section 6.23).

            (d) the Loan Parties may release, transfer, or convey real property not constituting Collateral. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, to the extent any Loan Party has any obligation under any Land Transfer Agreement to release properties to an Indian Tribe relating to any Project, the Administrative Agent shall release such properties or Mortgages thereon upon such events or at such dates.

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            7.04 Change in Nature of Business. Make, or permit any of its
Subsidiaries to make, any change in the nature of its business.

            7.05 Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Equity Interests, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) in connection with any Existing Project, any loan, advance, guarantee of obligations or other extension of credit (A) outstanding as of the Closing Date as listed on Schedule 5.08(e),
(B) to be made following the Closing Date as contemplated by and in accordance with the Business Plan (but not including any Contingent Obligation of any Loan Party related to any Projects except the Pawnee Guaranty and Permitted Project Credit Support), (ii) in connection with any Future Projects, any loan, advance, guarantee of obligations or other extensions of credit (which together with Capital Expenditures pursuant to Section 7.07 below shall not exceed $5,000,000 in respect of Future Projects developed in accordance with the terms hereof),
(iii) in connection with any Projects, any loan, advance, guarantee of obligations or other extensions of credit otherwise made with the written consent of the Required Lenders (not to be unreasonably withheld if no Event of Default shall have occurred and be continuing), (iv) the Pawnee Guaranty, (v) investments existing on the date hereof, as set forth on Schedule 5.08(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (vi) temporary loans and advances by Holdings to a Subsidiary (in accordance with the Business Plan) that owns a Project developed or to be developed in accordance herewith, (vii) investments in Cash Equivalents (viii) Investments in Subsidiaries (other than World Poker and Inactive Subsidiaries), provided each such Subsidiary is a Loan Party and Investments in Inactive Subsidiaries in an aggregate amount for all such Inactive Subsidiaries not to exceed $100,000 at any one time, and (ix) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding.

            7.06 Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Closing Date owing by all Loan Parties and their Subsidiaries in any fiscal year of Holdings and its Subsidiaries to exceed the amounts set forth in Section 7.07, and (B) Operating Lease Obligations (other than the Corporate Aircraft Lease Agreement or any renewal thereof, which renewal shall not give rise to any Operating Lease Obligations greater than those in existence as of the date hereof under the Corporate Aircraft Lease Agreement) which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any fiscal year of Holdings and its Subsidiaries to exceed $200,000.

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

            7.07 Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, (i) any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed (A) $2,500,000 in any fiscal year or (B) together with any loans, advances, guarantees of obligations or other extensions of credit pursuant to clause (i) of Section 7.05 above in respect of Future Projects developed in accordance with the terms hereof, $5,000,000 in aggregate during the term of the Loan, and (ii) any Capital Expenditures not disclosed to the Administrative Agent with respect to any Project permitted under the terms hereof prior to the date hereof unless otherwise consented to by the Required Lenders, which consent shall not be unreasonably withheld.

            7.08 Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (iv) return any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (A) any Loan Party may pay dividends or distributions to Holdings (1) in amounts necessary to pay customary expenses of Holdings in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of Holdings) and (2) to the extent that the Borrower or its Subsidiaries are treated as a pass-through entity or disregarded entity for United States federal and/or state income tax purposes or a member of a consolidated or combined group with Holdings for United States federal or state income tax purposes, in amounts necessary to pay income taxes (including taxes imposed on or measured in whole or in part by overall net income (however denominated), and franchise taxes imposed in lieu of net income taxes) payable by Holdings, but only to the extent such income taxes payable by Holdings are attributable to the taxable income of Holdings and its Subsidiaries and in no event in excess of the amount of such income taxes that the Borrower and its Subsidiaries would have paid if they were filing tax returns on their own (applying the concepts of Section 1561 of the Code as if Borrower and its Subsidiaries were corporations) and (B) any Subsidiary of the Borrower may pay dividends or distributions to the Borrower,
(C) any Loan Party may fulfill its contractual obligations owing to Kevin M. Kean and/or Jerry A. Argovitz under agreements existing as of the Closing Date, as they may be amended, restated or replaced from time to time (such amendments, restatements or replacements shall not increase the Loan Parties' obligations to such Persons by more than $500,000, without the written consent of the Required Lenders) and (D) Holdings may fulfill its obligations under the Existing Equity Rights; provided that, in each case of clauses (A) and (B) above, at the election of the Administrative Agent, which the Administrative Agent may and, upon the direction of the

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Required Lenders, shall make by notice to Holdings, no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment.

            7.09 Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the FRB.

            7.10 Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party, including, without limitation, transactions involving Permitted Indebtedness and (iii) transactions permitted by Section 7.05.

            7.11 Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section shall prohibit or restrict compliance with:

            (a) this Agreement and the other Loan Documents;

            (b) any agreements in effect on the date of this Agreement and described on Schedule 7.11;

            (c) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

            (d) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

            (e) in the case of clause (iv) any agreement, instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

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

            7.12 Limitation on Issuance of Equity Interests. Except as provided in Section 7.03, issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Equity Interests, any securities convertible into or exchangeable for its Equity Interests or any warrants.

            7.13 Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the material provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by
Section 7.03, amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Equity Interests (including any shareholders' agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not have a Material Adverse Effect.

            7.14 Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

            7.15 Compromise of Accounts Receivable or Notes Receivable. Without limiting Section 7.02 hereunder, compromise or adjust any account receivable or note receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than, provided no Default or Event of Default has occurred

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and is continuing, in the ordinary course of its business; provided, however, in no event shall any such discount, allowance or credit exceed $1,000,000 in the aggregate.

            7.16 ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor if such transaction could have more than a de minimus effect on the Loan Party's ability to make payments under this Agreement; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment.

            7.17 Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

            7.18 Certain Agreements.

            (a) Agree to any amendment or modification, termination, or other change to or waiver of any of its rights under any Material Contract or the Berman Employment Agreement, except for (A) any amendment or modification, termination, or other change to or waiver that is de minimus or of de minimus effect, (B) any amendment, modification, or other change to or waiver of any of its rights under any Material Contract relating to or executed in connection with a Project permitted hereby, to the extent any such amendment, modification or other change to or waiver of rights is necessary in response to commentary or requirements of any Governmental Authority, including, without limitation, the National Indian Gaming Commission or to ensure the compliance of such Material Contract with applicable law, or (C) any amendment or waiver with respect to any Material Contract which (i) is required to permit the issuance of the Four-Winds Pokagon Notes or (ii) is entered into in connection with the financing of any Existing Project so long as such financing has substantially the same structure as the financing of the Pokagon Project.

            (b) Enter into any additional Material Contracts for an Existing Project which would not require the expenditure (via loans, payments or otherwise), in excess of $5,000,000 in the aggregate for the term hereof provided, that no such additional Materials Contract shall be entered into when an Event of Default hereunder has occurred or is continuing.

            7.19 Inactive Subsidiaries. Permit any Inactive Subsidiaries to (i) have any operations or engage in any business or activity or (ii) have assets, the fair market value of which

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is, in aggregate, more than $100,000; provided, that a Loan Party shall not be in breach of this Section in the event the aggregate fair market value of any of its Inactive Subsidiaries exceeds $100,000, if such Loan Party causes such Inactive Subsidiary to execute and deliver a Guaranty to the Administrative Agent in accordance with Section 6.16.

            7.20 Pokagon Account. In no event shall the Pokagon Account have a balance as of the last day of each fiscal month greater than $2,500,000.

            7.21 Ownership Change. Take any action that would result in an "ownership change" (as defined in Section 382 of the Code) with respect to the Borrower or any of its Subsidiaries except to the extent otherwise permitted under Section 7.05.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

            8.01 Events of Default. Any of the following shall constitute an Event of Default:

            (a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

            (b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(a),(b),(c),(d) and (e), 6.04 and 6.05 or Article VII, (ii) the
      Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.02 and 6.18 and such failure continues for 15 days; provided, that in the case of any failure with respect to Section 6.18, the Borrower has used its best efforts to diligently pursue performance or observance of such Section, (ii) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in Sections 1, 2, 4 and 6 of the Guaranty or (iii) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in Sections 2, 3, 6 and 20 of the Security Agreement, Sections 2, 3, 4 and 8 of the Pledge Agreement or Sections 2.01, 2.02, 2.04, 3.01, 5.01, 6.04 of the respective Mortgages to which it is a party; or

            (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

            (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

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            (e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A)
      fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) and such event of default could reasonably be expected to have an adverse effect on any Loan Party or Subsidiary or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) could reasonably be expected to have an adverse effect on any Loan Party or Subsidiary and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

            (f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

            (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

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            (h) Judgments. There is entered against any Loan Party or any
      Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

            (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

            (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

            (k) Change of Control. There occurs any Change of Control; or

            (l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

            (m) Subordination. (i) The subordination provisions of the documents evidencing or governing any subordinated Indebtedness (the "Subordinated Provisions") shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Lenders or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation

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      of any property of any Loan Party, shall be subject to any of the
      Subordination Provisions.

            8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

            (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

            8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (excluding fees and time charges for attorneys who may be employees of any Lender) and amounts payable under
      Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and amounts owing under Secured Hedge Agreements and Secured Cash

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      Management Agreements, ratably among the Lenders, the Hedge Banks and the
      Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

            Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

            9.01 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

            (b) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, potential Hedge Bank and potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

            9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

            9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

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            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

            The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

            The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the

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making of a Loan that by its terms must be fulfilled to the satisfaction of a
Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be

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taken by any of them while the retiring Administrative Agent was acting as
Administrative Agent.

            9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

            9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Managers or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

            9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 11.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 11.04.

            Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization,

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arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

            9.10 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

            (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

            (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

            (c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01.

            Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section. In each case as specified in this Section, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section.

            9.11 Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties or interest and together with any and all expenses incurred.

                                   ARTICLE X
                               CONTINUING GUARANTY

            10.01 Guaranty. Holdings hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration,

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demand or otherwise, and at all times thereafter, of any and all of the
Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys' fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent's books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Holdings, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of Holdings under this Guaranty, and Holdings hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

            10.02 Rights of Lenders. To the extent permitted under the Loan Documents, Holdings consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, Holdings consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings under this Guaranty or which, but for this provision, might operate as a discharge of Holdings.

            10.03 Certain Waivers. Holdings waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that Holdings' obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting Holdings' liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Holdings expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. Holdings waives any rights and defenses that are or may become available to Holdings by reason of Sections 2787 to 2855, inclusive, and Sections 2899 and 3433 of the California Civil Code. As provided

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below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.

            10.04 Obligations Independent. The obligations of Holdings hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

            10.05 Subrogation. Holdings shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facility are terminated. If any amounts are paid to Holdings in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

            10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facility with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or Holdings is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Holdings under this paragraph shall survive termination of this Guaranty.

            10.07 Subordination. Holdings hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to Holdings, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to Holdings as subrogee of the Secured Parties or resulting from Holdings' performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to Holdings shall be enforced and performance received by Holdings as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of Holdings under this Guaranty.

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            10.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against Holdings or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Holdings immediately upon demand by the Secured Parties.

            10.09 Condition of Borrower. Holdings acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as Holdings requires, and that none of the Secured Parties has any duty, and Holdings is not relying on the Secured Parties at any time, to disclose to Holdings any information relating to the business, operations or financial condition of the Borrower or any other guarantor (Holdings waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

            10.10 Additional Guarantor Waivers and Agreements. (a) Holdings understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that Holdings may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right Holdings may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Holdings under this Guaranty. Holdings further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Holdings' rights, if any, may entitle Holdings to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, Holdings freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Holdings will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that Holdings will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Holdings in this Guaranty include any right or defense that Holdings may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.

            (b) Holdings waives all rights and defenses that Holdings may have because any of the Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from Holdings without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and
(B) the Secured Parties may collect from Holdings even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right Holdings may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Holdings may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to,

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any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the
California Code of Civil Procedure.

            (c) Holdings waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

                                   ARTICLE XI
                                  MISCELLANEOUS

            11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (provided that any such writing signed by the Lenders and the Borrower or the applicable Loan Party shall be effective notwithstanding that it is not acknowledged by the Administrative Agent), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

            (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

            (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

            (d) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

            (e) change Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender in any manner that materially and adversely affects the Lenders under the Facility without the written consent of the Required Lenders;

            (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to

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      amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

            (g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

            (h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender; or

            (i) impose any greater restriction on the ability of any Lender under the Facility to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

            If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

            11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to Holdings, the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

            (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the

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recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

            (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct bad faith of, or breach of contract by, such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

            (d) Change of Address, Etc. Each of Holdings, the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and

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other communications hereunder by notice to the other parties hereto. Each other
Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

            (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

            11.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), but excluding all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

            (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of

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any of the foregoing Persons (each such Person being called an "Indemnitee")
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery by the Loan Parties of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the Loan Parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower's or such Loan Party's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct, bad faith or breach of contract of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or
(b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

            (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this

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Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

            (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

            (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

            11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

            11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except
(i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly

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contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

            (i) Minimum Amounts.

                  (A) in the case of an assignment of the entire remaining
            amount of the assigning Lender's Commitment under the Facility and the Loans at the time owing to it under the Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                  (B) in any case not described in subsection (b)(i)(A) of this
            Section, the aggregate amount of the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

            (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

            (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

                  (A) the consent of the Borrower (such consent not to be
            unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

                  (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii)

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            any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

            (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 11.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

            (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with
Section 11.06(d).

            (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a

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"Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

            (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

            (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

            11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and

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representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of, but only to the extent necessary with respect thereto, any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

            For purposes of this Section, "Information" means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            Each of the Administrative Agent and the Lenders acknowledges that
(a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

            11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or

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

obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

            11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

            11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or

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unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11.13 Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is a Defaulting Lender, (d) any Governmental Authority with gaming regulatory responsibility has notified the Borrower or any other Loan Party that, on account of a certain Lender providing Loans hereunder, the Borrower will be (or has become) ineligible to hold any permits, licenses, authorizations, approvals, entitlements and accreditations which are required under the IGRA or any applicable gaming Law for the conduct of the Projects, or (e) if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

            (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

            (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

            (d) such assignment does not conflict with applicable Laws.

            A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT, AND ANY

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APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

            11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN

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DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION.

            11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower and Holdings each acknowledge and agree, and acknowledge their respective Affiliates' understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and each of the Borrower and Holdings is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, Holdings or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or Holdings with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising the Borrower, Holdings or any of their respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and Holdings hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

            11.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.

            11.18 Time of the Essence. Time is of the essence of the Loan Documents.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   LAKES GAMING AND RESORTS, LLC

                                   By: /s/ Timothy J. Cope
                                       ----------------------------------------
                                   Name:  Timothy J. Cope
                                         --------------------------------------
                                   Title: President and Chief Financial Officer
                                          -------------------------------------

                                   LAKES ENTERTAINMENT, INC.

                                   By: /s/ Timothy J. Cope
                                       -----------------------------------------
                                   Name:  Timothy J. Cope
                                         ---------------------------------------
                                   Title: President and Chief Financial Officer
                                         ---------------------------------------

                                              BANK OF AMERICA, N.A., as
                                              Administrative Agent and Lender

                                              By: /s/ David H. Strickert
                                                  ------------------------------
                                              Name: David H. Strickert
                                                   -----------------------------
                                              Title: Senior Vice President
                                                    ----------------------------

                                      S-2